Exhibit 99.1 to Form 8-K

           NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma financial information should be read in conjunction with the historical financial statements contained in Viskase's 1999 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q as of June 30, 2000. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the Films Business been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation

     The unaudited pro forma balance sheet presents the consolidated financial position of Viskase assuming the disposition of the Films Business had been consummated on June 30, 2000. The unaudited pro forma statement of operation for the year ended December 31, 1999 and for the six months ended June 30, 2000 present the consolidated results of operations of Viskase assuming the disposition had been consummated as of December 31, 1998.

Pro Forma Adjustments

Balance Sheet

     The following notes describe the historical and pro forma adjustments found on the accompanying balance sheet.

(1) The amount included in the Films Business column reflects the assets and liabilities involved in the transaction, including cash, inventories, other current assets, property, plant and equipment, accounts payable and other current liabilities.

(2) The amount represents the remaining proceeds that may be used to retire debt or for general corporate purposes.

(3) The pro forma adjustment reflects the amount of proceeds used to pay interest on the GECC lease on a prepaid basis.

(4) The pro forma adjustment reflects the amount of proceeds used to repay Senior Secured Credit Facility obligations, Junior Term Loans and payments on the GECC lease.

(5) The pro forma adjustment reflects the accrual for costs of disposal and for current taxes payable, less accrual for interest obligation paid with proceeds from the sale.

(6) Amounts represent the net gain on the sale of the Films Business and the related increase in deferred taxes at Viskase's statutory tax rate.

(7) Accounts receivable at June 30, 2000 include approximately $18.0 million of Films Business receivables that were retained by the Company as part of the purchase agreement.

Statements of Operation

     The following notes describe the historical and pro forma adjustments found on the accompanying statements of operation.

(1) The amounts included in the Films Business column on the December 31, 1999 Statement of Operations reflect the operations of the Films Business, including net sales, cost of sales, selling, general and administrative expenses, and amortization of intangibles of the business. Income (loss) before income taxes has been tax effected at Viskase's statutory tax rate. On January 17, 2000, the Company's Board of Directors announced its intent to sell the plastic barrier and non-barrier shrink film business. The sale of the films business was completed on August 31, 2000. Accordingly, the operating results from the films segment were segregated from continuing operations and reported as a separate line item, results of discontinued operations, on the statement of operations in the first and second quarters of 2000. For the June 30, 2000 Statement of Operations, the operations of the Films Business are reported as Discontinued Operations.

(2)  Interest income on cash equivalents was calculated using a 5% rate.

(3) The pro forma adjustment reflects the reduction in interest expense as a result of $228.4 million of the proceeds from the Films Business sale being used to redeem the senior and junior secured debt obligations. Interest expense was calculated using the actual interest rates on senior and junior debt obligations.

(4) Income (loss) before income taxes has been tax effected at Viskase's statutory tax rate.

              VISKASE COMPANIES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA BALANCE SHEET
                        AS OF JUNE 30, 2000

                                                               Less
                                             Viskase           Films            Pro Forma
                                          Companies, Inc.   Business (1)      Adjustments        Pro Forma
                                          --------------    ------------     --------------   ----------------
                                                                  (in thousands)

Cash                                          $  5,366                           $74,408 (2)       $ 79,774
Trade accounts receivable                       46,187                                               46,187 (7)
Inventories                                     80,466        $ 34,109                               46,357
Other current assets                            13,872           4,501            12,198 (3)         21,569
Interco receivables
                                              --------        --------          --------           --------
  Total current assets                         145,891          38,610            86,606            193,887

Property, plant and equipment                  488,509         175,868                              312,641
  Less accumulated depreciation               (195,024)        (72,743)                            (122,281)
                                              --------        --------          --------           --------
  Property, plant and equipment, net           293,485         103,125                              190,360

Other assets                                    32,067          10,926                               21,141
                                              --------        --------          --------           --------
  Total assets                                $471,443        $152,661         $  86,606          $ 405,388
                                              ========        ========          ========           ========
Short-term debt                               $125,711                         $(124,899)(4)      $     812
Trade payables                                  30,330        $ 10,770                               19,560
Other current liabilities                       69,785          16,172            10,628 (5)         64,241
Interco payables
                                              --------        --------          --------           --------
  Total current liabilities                    225,826          26,942          (114,271)            84,613

Long-term debt                                 301,282                                              301,282

Deferred income taxes                           14,477                            23,212 (6)         37,689
Accured employee benefits                       46,729                                               46,729
                                              --------        --------          --------           --------
  Total liabilities                            588,314          26,942           (91,059)           470,313
  Total stockholders' equity                  (116,871)                           51,946 (6)        (64,925)
                                              --------        --------          --------           --------
  Total liabilities and stockholders' equity  $471,443        $ 26,942          $(39,113)          $405,388
                                              ========        ========          ========           ========

The accompanying notes are an integral part of the pro forma financial information.

                              VISKASE COMPANIES, INC.
                              STATEMENT OF OPERATIONS
                           Six months ended June 30, 2000
                                      ($000)

                                                                   LESS
                                                                   FILMS         PRO FORMA
                                                 VISKASE        BUSINESS(1)     ADJUSTMENTS     PRO FORMA
                                               -----------     ------------    ------------    ------------
NET SALES                                       $102,904                                         $102,924

COSTS AND EXPENSES
  Cost of sales                                   79,390                                           79,390
  Selling, general and administrative             22,123                                           22,123
  Amortization of intangibles                      1,000                                            1,000
  Restructuring charges                            2,700                                            2,700
                                                --------                                        ---------
OPERATING INCOME (LOSS)                           (2,309)                                          (2,309)

  Interest income                                    148                         $  1,860 (2)       2,008
  Interest expense                                24,753                         $  8,851 (3)      15,902
  Other expense, net                                 624                                              624
                                                --------                          -------       ---------
(LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                            (27,538)                          10,711         (16,827)

  Income tax (benefit) provision                  (1,516) (4)                                       1,516
                                                --------                          -------       ---------
NET (LOSS) FROM CONTINUING OPERATIONS            (26,022)                          10,711         (15,311)

DISCONTINUED OPERATIONS:
  Income (loss) from operations
    net of income taxes                            1,935           1,935                                0
                                                --------         -------          -------       ---------
Net (loss)                                       (24,087)          1,935           10,711         (15,311)

Other comprehensive (loss), net of tax:
  Foreign currency translation adjustments        (2,090)                                          (2,090)
                                                --------         -------          -------       ---------
COMPREHENSIVE (LOSS)                            $(26,177)        $ 1,935          $10,711       $ (17,401)
                                                ========         =======          =======       =========
WEIGHTED AVERAGE COMMON SHARES
  - BASIC AND DILUTED                         15,090,574
                                              ==========
PER SHARE AMOUNTS:

BASIC EARNINGS (LOSS) PER SHARE:
  - basic and diluted
  Continuing operations                           $(1.73)                                          $(1.01)

DISCONTINUED OPERATIONS:
  Income from operations                             .13
                                                  ------                                           ------
NET (LOSS)                                        $(1.60)                                          $(1.01)
                                                  ======                                           ======

The accompanying notes are an integral part of the consolidated financial statements.

                     VISKASE COMPANIES, INC.
                     STATEMENT OF OPERATIONS
                  Year ended December 31, 1999
                             ($000)

                                                                   LESS
                                                                   FILMS         PRO FORMA
                                                 VISKASE       BUSINESS(1)      ADJUSTMENTS     PRO FORMA
                                               -----------     ------------    ------------    ------------
NET SALES                                        $385,653        $159,886                       $225,767

COSTS AND EXPENSES
  Cost of sales                                   293,154         127,075                        166,079
  Selling, general and administrative              71,064          29,210                         41,854
  Amortization of intangibles and
    excess reorganization value                     5,000           3,000                          2,000
  Restructuring charges                                 0                                              0
                                                 --------        --------                       --------
OPERATING INCOME                                   16,435             601                         15,834

  Interest income                                     550             175        $ 3,720 (2)       4,095
  Interest expense                                 44,557            (154)        13,105 (3)      31,606
  Other expense (income), net                       7,244           3,321                          3,923
                                                 --------        --------        -------        --------
(LOSS) FROM CONTINUING OPERATIONS                 (34,816)         (2,391)        16,825         (15,600)

  Income tax provision (benefit)                   (3,058)           (868)(4)                     (2,190)
                                                 --------        --------        -------        --------
NET (LOSS) FROM CONTINUING OPERATIONS             (31,758)         (1,523)        16,825         (13,410)

DISCONTINUED OPERATIONS:
  Income from operations
    net of income taxes                                 0

  Gain (LOSS) on sale of discontinued
    operations net of taxes                             0               0                              0
                                                 --------        --------        -------        --------
Net (loss) before extraordinary item              (31,758)         (1,523)        16,825         (13,410)

Other comprehensive income (loss),
  net of tax                                       (1,542)                                        (1,542)
  Foreign currency translation adjustments
                                                 --------        --------        -------        --------
COMPREHENSIVE (LOSS)                             $(33,300)       $ (1,523)       $16,825        $(14,952)
                                                 ========        ========        =======        ========
WEIGHTED AVERAGE COMMON SHARES
  - BASIC                                      14,949,965
                                               ==========
PER SHARE AMOUNTS:
Earnings (loss) per share
  - basic and diluted

Continuing operations                              $(2.12)                                        $(.90)

DISCONTINUED OPERATIONS:
  Income from operations                                0
  Gain on sale from
    discontinued operations                             0
                                                   ------                                         ------
Net (loss) before
  extraordinary item                                (2.12)                                         (.90)
Extraordinary item (loss)                               0
                                                   ------                                         ------
NET (LOSS)                                         $(2.12)                                        $(.90)
                                                   ======                                         ======

The accompanying notes are an integral part of the consolidated financial statements.